UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: March 5, 2012

(Date of earliest event reported)

Lithia Motors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Oregon (State or Other Jurisdiction of Incorporation or Organization)	0-21789 (Commission File Number)	93 - 0572810 (IRS Employer Identification No.)

360 E. Jackson Street

Medford, Oregon 97501

(address of Principal Executive Offices) (Zip Code)

541- 776-6868

Registrant's Telephone Number, Including Area Code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously announced, the Company entered into an employment agreement with Executive Vice President Brad Gray effective February 29, 2012. The term of the employment agreement expires February 28, 2014, subject to a six-month extension by Mr. Gray, and is intended to provide for the continued services of Mr. Gray through his retirement. Mr. Gray, Executive Vice President, entered into a Rule 10b5-1 Plan to sell up to 45,712 shares of Class A Common Stock over a period of up to 12 months. The trading plan is part of an asset diversification and financial planning strategy in preparation for retirement in 2014, and was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, and the Company’s governance policies. The transactions under this plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2012	LITHIA MOTORS, INC. (Registrant) By: /s/ Andrew H. Ognall Andrew H. Ognall, Assistant Secretary